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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 30, 2002


                                  Advanta Corp.
               (Exact Name of Registrant as Specified in Charter)


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
         Delaware                          0-14120              23-1462070
(State or Other Jurisdiction             (Commission           (IRS Employer
     of Incorporation)                   File Number)        Identification No.)


         Welsh & McKean Roads,
P.O. Box 844, Spring House, Pennsylvania                            19477
(Address of Principal Executive Offices)                          (Zip Code)
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Registrant's telephone number, including area code (215) 657-4000



          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

On July 30, 2002, Advanta Corp. (the "Company" or "Advanta") announced Business Card net income of $9 million for the second quarter of 2002, compared to $8.8 million for the second quarter last year. Operating results from continuing business segments were $0.32 per diluted share for Class A and Class B shares combined, for the quarter ended June 30, 2002, in line with expectations and unchanged from the second quarter of 2001. The Company also settled previously disclosed loan servicing litigation relating to discontinued operations. Largely due to a charge recorded on the settlement, the Company reported a consolidated net loss of $1.5 million or $0.06 per diluted share for Class A and Class B shares combined.

"Advanta has lowered charge-offs despite the industry trend upwards," said Chairman and Chief Executive Officer Dennis Alter. "Total dollar losses and over 30 day delinquencies for this quarter were lower than last quarter and better than our expectations. We expect to achieve continued decreases in delinquency and charge-off rates through our initiatives to attract and retain higher credit quality customers and focus on operational execution."

Business Card results for the second quarter included growth in managed receivables to $2.2 billion at June 30, 2002 as compared to $2.0 billion at March 31, 2002. Over 30 day delinquencies improved to 6.6% from 7.2% at March 31, 2002 and charge-offs on an annualized basis improved to 9.0% from 9.6% at March 31, 2002. The on-balance sheet loan loss reserve as a percent of owned receivables was 9.9% at June 30, 2002, representing approximately 14 months of estimated losses based on second quarter charge-offs. Risk-adjusted revenue for the quarter was 12.50%, comparable to the 12.49% reported for first quarter 2002.

On July 29, 2002, the Company settled litigation related to the termination of mortgage loan servicing agreements by Bank One. Largely related to this settlement, the Company recorded a net charge to discontinued operations of $8.6 million after tax in the second quarter. Discontinued operations were also impacted by expenses associated with estimated future costs of litigation and by favorable credit performance on the Company's discontinued leasing portfolio.

The consolidated results for the quarter compare to a net loss of $7.2 million, or $0.28 per share on a diluted basis, reported for the second quarter of 2001. For the six months ended June 30, 2002, the Company reported net income of $2.7 million or $0.10 per diluted combined share as compared to a net loss of $36.6 million or $1.44 per diluted combined share for the six months ended June 30, 2001.

The Company continued its stock repurchase plan, bringing total purchases to approximately 1,180,000 shares of its Class B Common Stock through July 29, 2002. The Company intends further stock repurchases under its previously announced repurchase plan.

Advanta management held a conference call, publicly announced in the Company's press release dated June 17, 2002, on July 30, 2002, at 9:00 am Eastern time. The call was broadcast simultaneously for the public over the Internet through www.advanta.com and www.vcall.com. Replays are available on the Vcall site for 30 days from the date of the call.
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During the second quarter earnings conference call, management indicated the following:

- Management commented that the Company expects to achieve continued decreases in delinquency and charge-off rates for its Business Card business in both the third and fourth quarters of 2002, and is forecasting the total dollar amounts of net charge-off and delinquencies to be lower than the Company expected at the end of 2001.

- Management reported on changes in the revenue components for the Business Card business, noting that the second quarter's results reflect lower interest income and late fees resulting from the improvement in the Business Card portfolio's credit quality. Management also reported a shift in the revenue components represented by a decrease in interest margin that was offset by an increase in other revenues that were principally driven by higher interchange revenues due to higher merchandise volume. Management commented that the changes in revenue components are consistent with the continuing shift in the Business Card portfolio by attracting and retaining higher credit quality customers, and that the Company anticipates that over time there will continue to be some shift in the profit model towards fee income.

Advanta is a highly focused financial services company serving the small business market. Advanta leverages direct marketing and information based expertise to identify potential customers and new target markets and to provide a high level of service tailored to the unique needs of small business. Using these distinctive capabilities, Advanta has become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Since 1951, Advanta has pioneered many of the marketing techniques common in the financial services industry today, including remote lending, direct mail, and affinity and relationship marketing. Learn more about Advanta at www.advanta.com.

This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures; (3) political, social and/or general economic conditions that affect the level of new account acquisitions, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or loan balances; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company's receivables;
(8) factors affecting the value of investments held by the Company; (9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their regulators; (10) relationships with customers, significant vendors and business partners; (11) the amount and cost of financing available to the Company; (12) the ratings on the debt of the Company and its subsidiaries; (13) revisions to estimated charges associated with the discontinued operations of our mortgage and leasing businesses; and
(14) the impact of litigation. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

         99.1     Press Release dated July 30, 2002.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Advanta Corp.
                                             (Registrant)


Date: July 30, 2002
                                             By: /s/ Elizabeth Mai

                                                 Elizabeth H. Mai
                                                 Senior Vice President,
                                                 Secretary and General Counsel
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                                  EXHIBIT INDEX

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Exhibit    Description                             Method of Filing
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
99.1       Press Release, dated July 30, 2002      Filed Electronically Herewith
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